Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Robert F. McCullough, Jr., the Chief Executive and Chief Financial Officer of Cytocore, Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:
(1) the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2008	/s/ Robert McCullough Jr.
Robert McCullough Jr.
Chief Executive Officer and Chief Financial Officer